UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

525 Central Park Drive, Oklahoma City, Oklahoma	73105
(Address of principal executive offices)	(Zip Code)

(877) 413-1023

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On March 4, 2014, Access Midstream Partners, L.P. ( the “Partnership”), ACMP Finance Corp. (“Finance Corp.” and together with the Partnership, the “Issuers”) and certain subsidiaries of the Partnership (the “Guarantors”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and RBC Capital Markets, LLC, acting as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Issuers agreed to sell $750,000,000 aggregate principal amount of the Issuers’ 4.875% Senior Notes due 2024 (the “Notes”). The offering of the Notes was registered with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3, as amended (File No. 333-185398), initially filed by the Partnership on December 12, 2012 (the “Registration Statement”), as supplemented by a prospectus supplement, dated March 4, 2014 (the “Prospectus Supplement”), filed by the Partnership with the Commission on March 4, 2014 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The offering closed on March 7, 2014. The Partnership received proceeds (net of underwriting discounts, commissions and offering expenses) from the issuance and sale of the Notes of approximately $742.3 million, which it intends to use to repay borrowings outstanding under its revolving credit facility, including amounts incurred to fund the purchase price of and certain expenses related to the Partnership’s previously-announced pending acquisition of compression assets from MidCon Compression, L.L.C. (once incurred), and for general partnership purposes, including funding working capital, the Partnership’s capital expenditure program and acquisitions. Affiliates of the underwriters are lenders under the Partnership’s revolving credit facility and will, in such capacities, receive a portion of the proceeds from this offering through the repayment of borrowings outstanding under our revolving credit facility.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

4.875% Senior Notes due 2024

The Notes were issued pursuant to an existing indenture, dated as of December 19, 2012 (the “Base Indenture”), among the Issuers, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture, dated as of March 7, 2014, among the Issuers, the Guarantors and the Trustee (together with the Base Indenture, the “Indenture”).

The Notes will mature on March 15, 2024. The interest payment dates are each March 15 and September 15, beginning on September 15, 2014. The Notes are senior obligations of the Issuers and are guaranteed on a senior basis by all of the Partnership’s existing consolidated subsidiaries other than Cardinal Gas Services, L.L.C., Jackalope Gas Gathering L.L.C. and Finance Corp. The Notes and guarantees are unsecured and rank equally with all of the Issuers’ and each Guarantor’s existing and future unsubordinated obligations, including the Issuers’ existing senior notes and the guarantees thereof. The Notes are senior in right of payment to any of the Issuers’ and each Guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the Notes and guarantees. The Notes and guarantees are effectively subordinated to the Issuers’ and each Guarantor’s secured obligations, including the Partnership’s revolving credit facility, to the extent of the value of the collateral securing such obligations, and structurally subordinated to all indebtedness and obligations of the Partnership’s subsidiaries that do not guarantee the Notes.

Before March 15, 2017, the Issuers may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of a public or private equity offering at a redemption price of 104.875% of the principal amount of the notes, plus any accrued and unpaid interest to the date of redemption, provided that: (1) at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 180 days of the date of the closing of such public or private equity offering.

On and after March 15, 2019, the Issuers may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2019	102.438%
2020	101.625%
2021	100.813%
2022 and thereafter	100.000%

Prior to March 15, 2019, the Issuers may redeem all or part of the notes at a redemption price equal to the sum of the principal amount thereof plus the Make Whole Premium, as defined in the Indenture, at the redemption date, plus accrued and unpaid interest, if any, to the redemption date.

The Indenture governing the Notes contains covenants that, among other things, limit the Partnership’s ability and the ability of certain of its subsidiaries to: (1) sell assets including equity interests in its subsidiaries; (2) pay distributions on, redeem or purchase its units or redeem or purchase its subordinated debt; (3) make investments; (4) incur or guarantee additional indebtedness or issue preferred units; (5) create or incur certain liens; (6) enter into agreements that restrict distributions or other payments from certain subsidiaries to the Partnership; (7) consolidate, merge or transfer all or substantially all of its assets; (8) engage in transactions with affiliates; and (9) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the Notes achieve an investment grade rating from either of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default, as defined in the Indenture, has occurred or is continuing, many of these covenants will terminate.

Upon the occurrence of certain change of control events, as defined in the Indenture, each holder of the Notes will have the right to require that the Issuers repurchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture also contains customary events of default, including (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; and (iii) certain events of bankruptcy or insolvency with respect to the Issuers or any of the Guarantors. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. If an event of default arises from certain events of bankruptcy or insolvency, with respect to the Partnership, any restricted subsidiary of the Partnership that is a significant subsidiary or any group of restricted subsidiaries of the Partnership that, taken together, would constitute a significant subsidiary of the Partnership, all outstanding Notes will become due and payable immediately without further action or notice.

Capitalized terms used but not defined in this Item 1.01 have the respective meanings set forth in the Indenture. This summary of the Indenture and the Notes is qualified in its entirety by reference to the Base Indenture, the Third Supplemental Indenture and the form of the Notes, which are included as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated March 4, 2014, by and among Access Midstream Partners, L.P., ACMP Finance Corp., the Guarantors party thereto and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated December 19, 2012, by and among Access Midstream Partners, L.P., ACMP Finance Corp., the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 the Partnership’s Current Report on Form 8-K filed on December 19, 2012).

4.2	Third Supplemental Indenture, dated as of March 7, 2014, by and among the Partnership, Finance Corp., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 4.875% Senior Notes due 2024 (included in Exhibit 4.2 as Exhibit A to the Appendix thereto).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

23.2	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (contained in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P.

By:	Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated: March 7, 2014

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated March 4, 2014, by and among Access Midstream Partners, L.P., ACMP Finance Corp., the Guarantors party thereto and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated December 19, 2012, by and among Access Midstream Partners, L.P., ACMP Finance Corp., the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 the Partnership’s Current Report on Form 8-K filed on December 19, 2012).

4.2	Third Supplemental Indenture, dated as of March 7, 2014, by and among the Partnership, Finance Corp., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 4.875% Senior Notes due 2024 (included in Exhibit 4.2 as Exhibit A to the Appendix thereto).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.